EXHIBIT 8.1

                   List of the Subsidiaries of the Registrant

                                         Country of                  Interest
Subsidiary                             Incorporation                Ownership
----------                             -------------                ---------

Euro909.dk A/S                            Denmark                     100.0%
EuroTrust PKI Services A/S                Denmark                     100.0%
EuroTrust Net Vaulting A/S                Denmark                     100.0%
EuroTrust Virus112 A/S                    Denmark                     100.0%
Euro909Media A/S (dk4)                    Denmark                      85.0%
EuroTrust Secure Hosting A/S              Denmark                      75.0%
EuroTrust Realtime Security A/S           Denmark                      85.3%
EuroTrust Sweden AB                        Sweden                      70.0%
Telefax Scandinavia i Sverige AB           Sweden                     100.0%
EuroTrust E-Security SARL               Switzerland                   100.0%
EuroTrust France SAS                       France                     100.0%